Exhibit 99.1

API Nanotronics Names Stephen B. Pudles Chief Executive Officer

25 year operational and electronics industry veteran joins leadership team

22 April 2008, 8:00 am ET

NEW YORK—(MARKET WIRE)—22 April, 2008—API Nanotronics, Corp. (OTC BB: APIO) (“API”) (the “Company”), a leading supplier of electronic components and nanotechnology research and development to the defense and communications sectors, today announced that its Board of Directors has appointed Stephen B. Pudles to serve as the Company’s Chief Executive Officer, effective immediately. Mr. Pudles succeeds Phillip DeZwirek who will continue to serve as Chairman of the Board and Chairman of the Executive Committee.

Mr. Pudles brings more than 25 years of electronics industry experience to API Nanotronics. Prior to joining the Company, Mr. Pudles served in several executive and leadership roles at Nu Visions Manufacturing, LLC, including President and Chief Executive Officer. As Chief Executive Officer at Nu Visions Manufacturing, initially a subsidiary of publicly-traded Nu Horizons Electronics Corp. and then as a portfolio company of Golden Gate Capital, a San Francisco-based private equity firm, Mr. Pudles led the company from $10 million in revenue to over $100 million in a six year period.

Mr. Pudles also served in a variety of other executive and operational positions for a number of electronic manufacturing services companies and began his career as a Manufacturing Engineer and Operations Project Leader at ITT Defense Communications Division and as an Industrial Engineer at McDonnell Douglas Astronautics Co. He holds a Bachelors of Engineering and a Masters of Science in Management from Stevens Institute of Technology. Mr. Pudles was recently elected Secretary and Treasurer of the IPC, an electronics industry global trade association, where he has served on their Board of Directors for the past 8 years.

Phillip DeZwirek, Chairman of API Nanotronics Inc., said, “I am very pleased that Steve has joined our Company as Chief Executive Officer. His vast operational and leadership experience is ideally suited as API continues to capitalize on its leadership position in the defense and communications electronics and nanotechnology industry.”

Mr. Pudles said, “I am very excited to be joining API Nanotronics. The Company has an unparalled technological and scientific position and an impressive roster of long standing blue-chip customers. The industry is taking notice of API’s leading position and I look forward to building on this momentum to further establish the Company as a forward looking leader in our industry.”

About API Nanotronics Corp.

API Nanotronics Corp., through its wholly owned subsidiaries API Electronics Inc., National Hybrid Inc., Filtran Group, TM Systems, Keytronics and API Nanofabrication Corporation, is engaged in the manufacture of electronic components and systems for the defense and communications industries. API is also developing a leadership position in the R&D and manufacture of nanotechnology and MEMS products. With a growing list of blue chip customers, including Honeywell/Allied Signal, General Dynamics, Lockheed Martin, and

numerous other top technology-based firms around the world, API regularly ships products to clients in more than 34 countries. API owns state-of-the-art manufacturing and technology centers in New York, New Jersey, Florida and Ontario, Canada and has manufacturing capabilities in China and a distribution center in Britain. API Nanotronics trades on the OTC Bulletin Board under the symbol APIO. For further information, please visit the company website at www.apinanotronics.com

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which API Nanotronics Corp. and its subsidiaries and affiliates have little or no control.

Contact:

CONTACT:

Steve Bulwa

Director of Corporate Communications

API Nanotronics

1-877-API-O-API (274-0274)

Email Contact

Source: API Nanotronics Corp.